As filed with the Securities and Exchange Commission on January 7, 2021

Registration No. 333-249776

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

AMENDMENT NO. 3 TO FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RED CAT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	7372	86-0490034
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

370 Harbour Drive

Palmas del Mar

Humacao, PR 00791

(833) 373-3228

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey Thompson

Chief Executive Officer

Red Cat Holdings, Inc.

370 Harbour Drive

Palmas del Mar

Humacao, PR 00791

(833) 373-3228

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

 Mark E. Crone, Esq.

Eric Mendelson, Esq.

The Crone Law Group, P.C.

500 Fifth Avenue, Suite 938

New York, New York 10110

Telephone: (917) 398-5082

Approximate date of commencement of proposed sale to the public:

From time to time after the effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share	3,470,813	$4,685,598(2)
Common stock, par value $0.001 per share, underlying Series B Convertible Preferred Stock	1,426,872	$1,926,277(2)	$210.16*
Total	4,897,685	$6,611,875(2)

(1)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, using the average of the bid and asked price on the over-the-counter marketplace maintained by OTC Markets Group as of December 23, 2020 which was $1.35.

* previously paid

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

Red Cat Holdings, Inc. is filing this Amendment No. 3 to its Registration Statement on Form S-1 (File No. 333-249776) solely to file Exhibit 23.1 to the Registration Statement as indicated in Item 16 in the index to exhibits. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 13, 2016)
2.2	Articles of Merger- Nevada (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 13, 2016)
2.3	Articles of Merger- Arizona (incorporated by reference to Exhibit 2.3 to the Company’s Current Report on Form 8-K filed with the SEC on September 13, 2016)
2.4	Agreement of Merger, dated January 23, 2019, among the Company, Rotor Riot Acquisition, LLC and the stockholder signatory thereon (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 29, 2020)
2.5	Amendment No. 1 to the Agreement of Merger, dated December 31, 2019, among the Company, Rotor Riot Acquisition, LLC and the stockholder signatory thereon (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 29, 2020)
2.6	Second Amendment to the Agreement of Merger, dated December 31, 2019, among the Company, Rotor Riot Acquisition, LLC and the stockholder signatory thereon (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on January 29, 2020)
3.1	Amended and Restated Articles of Incorporation, dated July 17, 2019 (incorporated by reference to Exhibit B to the Company’s Schedule 14C Information Statement filed with the SEC on July 2, 2019)
3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on February 8, 2017)

3.3	Certification of Designation of Series A Preferred Stock, dated May 10, 2019 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2019)
3.4	Certification of Designation of Series B Preferred Stock, dated May 10, 2019 (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2019)
3.5	Red Cat Holdings, Inc. Code of Conduct
5.1	Opinion of The Crone law Group, P.C. as to the legality of the securities being registered.
10.1	Form of Senior Convertible Note (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2019)
10.2	Share Exchange Agreement, dated as of May 13, 2019, among TimefireVR, Inc. (Timefire”), Red Cat Propware, Inc, and Red Cat Propware, Inc’s. shareholders (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2019)
10.3	Warrant, dated May 5, 2019, issued to Calvary Fund I LP (“Calvary”) (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2019)
10.4	Restricted Stock Unit Agreement, dated May 15, 2019, between Timefire and Jonathan Read (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2019)
10.5	Securities Exchange Agreement, dated May 13, 2019, between Timefire and Calvary (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2019)
10.6	Securities Exchange Agreement, dated May 13, 2019, between Timefire and L1 Capital Global Opportunity Master Fund Ltd. (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2019)
10.7	Securities Exchange Agreement, dated May 13, 2019, between Timefire and Digital Power Lending, LLC (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2019)
10.8	Securities Exchange Agreement, dated May 13, 2019, between Timefire and Gary Smith (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2019)
10.9	Securities Exchange Agreement, dated May 13, 2019, between Timefire and Edward Slade Mead (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2019)
10.10	Redemption Letter for Series A Preferred Stock, dated May 9, 2019, from Timefire to Jonathan Read (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2019)
10.11	2019 Equity Incentive Plan (incorporated by reference to Exhibit C to the Company’s Schedule 14C Information Statement filed with the SEC on July 2, 2019)
10.12	Amended and Restated Promissory Note, dated October 26, 2020, issued to Brains Riding in Tanks, LLC
10.13	Make Whole Agreement, dated January 23, 2020, among the Company, Brains Riding in Tanks, LLC, Rotor Riot, LLC and Chad Kapper (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on January 29, 2020)
10.14	Share Purchase Agreement dated September 30, 2020 among the Company, Fat Shark Holdings, Ltd., Fat Shark Tech, Ltd., Fat Shark Technology SEZC, Greg French and FS Acquisition Corp (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 5, 2020).
10.15	First Amendment dated October 29, 2020 to Share Purchase Agreement dated September 30, 2020 among the Company, Fat Shark Holdings, Ltd., Fat Shark Tech, Ltd., Fat Shark Technology SEZC, Greg French and FS Acquisition Corp.
10.16	Lease dated April 6, 2017 by and between Cayman Enterprise City Ltd and Fat Shark Holdings, Ltd.
10.17	Lease dated January 15, 2019 by and between Gamh Properties, Inc. and Rotor Riot LLC.
21.1	List of Subsidiaries
23.1*	Consent of Independent Registered Public Accounting Firm (Red Cat Holdings, Inc.)
23.2	Consent of Independent Registered Public Accounting Firm (Fat Shark Holdings, Ltd.)
23.3	Consent of The Crone Law Group, P.C. (included as part of Exhibit 5.1)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Humacao, Puerto Rico on January 7, 2021.

RED CAT HOLDINGS, INC.

By:	/s/ Jeffery M. Thompson
Jeffrey M. Thompson
President and Chief Executive Officer (Principal Executive Officer)
/s/ Joseph Hernon
Joseph Hernon
Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey M. Thompson Jeffrey M. Thompson	President and Chief Executive Officer (Principal executive officer)	January 7, 2021

/s/ Joseph Hernon Joseph Hernon	Chief Financial Officer (Principal financial and accounting officer)	January 7, 2021

*Nicholas Liuzza Jr.	Director	January 7, 2021

*Patrick T. Mitchell	Director	January 7, 2021

*Jonathan Read	Director	January 7, 2021

*By:	/s/ Jeffrey M. Thompson
Jeffrey M. Thompson
Attorney-in-Fact